UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 12, 2004

ALTUS EXPLORATIONS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-81512
(Commission File Number)

98-0361119
(IRS Employer Identification No.)

Suite 100 - 8900 Germantown Road, Olive Branch, Mississippi 38654
(Address of principal executive offices and Zip Code)

662.893.7376
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

We entered into a Farmout Agreement (the "Agreement") with Orbit Energy, LLC ("Orbit") on our Lake Creek Prospect in Chautauqua County, Kansas.

Under the Agreement, Orbit is to deliver to us US$10,000, on or before the date of commencement of drilling for each and every drilling location permitted within the Lake Creek Prospect. Additionally, Orbit is to carry Altus for a 25% working interest in each well drilled within the farmout area.

An entity owned by Altus' President, Milton Cox, owns a partial ownership interest in Orbit.

Item 7. Financial Statements and Exhibits.

10.1 Farmout Agreement between Altus Explorations Inc. and Orbit Energy, LLC dated June 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTUS EXPLORATIONS INC.

/s/ Milton Cox
Milton Cox, President and Director

Date: July 19, 2004